                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              IMAX SPACE FILMS INC.

      IMAX SPACE FILMS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      FIRST: That the sole director of said corporation by written consent given in accordance with the provisions of Section 141 of the General Corporation Law of the State of Delaware, adopted the following resolution:

            RESOLVED, that the Board of Directors of the Corporation has determined it to be advisable and in the best interests of the Corporation that the following resolution, containing proposed amendments to the Certificate of Incorporation of the Corporation, be, and it hereby is, proposed by the Board of Directors for adoption by the sole stockholder of the Corporation, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

                  Article I of the Certificate of Incorporation of the
            Corporation shall be amended to read as follows:

                        "Name

            The name of this corporation is IMAX U.S.A. Inc. (the
            "Corporation")."

                  Article IV of the Certificate of Incorporation of the
            Corporation shall be amended to read as follows:

                  "The total number of shares of stock which the Corporation shall have authority to issue is 50,000. All such shares are to be common stock, par value $0.01 per share, and are to be of one class."

      SECOND: That said amendment has been consented to and authorized by the sole stockholder by written consent given in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by John M. Davison, its Vice President, and attested by G. Mary Ruby, its Secretary, this 29th day of June, 1995.




                                       /s/ John M. Davison
                                       ---------------------------
                                       John M. Davison
                                       Vice President

ATTEST:


/s/ G. Mary Ruby
--------------------
G. Mary Ruby
Secretary

                          CERTIFICATE OF INCORPORATION

                                       OF

                              IMAX SPACE FILMS INC.

      The undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                   ARTICLE I

      The name of the Corporation is Imax Space Films Inc.

                                   ARTICLE II

      The registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent is The Corporation Trust Company.

                                  ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

      The total number of shares of stock which the Corporation shall have authority to issue is 100. All such shares are to be common stock, par value of $.01 per share, and are to be of one class.

                                   ARTICLE V

      The name and mailing address of the Incorporator is William J. Haubert, P.O. Box 551, Wilmington, Delaware 19899.

                                   ARTICLE VI

      The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation. The name and mailing address of the person who is to serve as the initial director of the Corporation until the first annual meeting of the stockholders of the Corporation, or until her successors are elected and qualify, is:

            Name                        Mailing Address
            ----                        ---------------
            G. Mary Ruby                c/o Imax Corporation
                                        38 Isabella Street
                                        Toronto, Ontario, Canada
                                        M4Y 1N1

                                  ARTICLE VII

      Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                  ARTICLE VIII

      In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any by-law made by the Board of Directors.

                                   ARTICLE IX

      A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                   ARTICLE X

      The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this
Article X.

      IN WITNESS WHEREOF, I, the undersigned, being the Incorporator hereinabove named, do hereby further certify that the facts hereinabove stated are truly set forth, and accordingly I have hereunto set my hand this 17th day of January, 1995.



                                       /s/ William J. Haubert
                                       -----------------------------
                                                Incorporator



                                       3